Exhibit 99.1

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FOR IMMEDIATE RELEASE



      ACCESS INTEGRATED TECHNOLOGIES MOVES TO NASDAQ NATIONAL MARKET SYSTEM
                                EFFECTIVE TODAY

           - COMPANY'S SHARES NOW TRADE UNDER NEW STOCK SYMBOL AIXD -

MORRISTOWN, N.J., APRIL 18, 2006 -- ACCESS INTEGRATED TECHNOLOGIES, INC. ("ACCESSIT") (NASDAQ NM: AIXD) announced the company's shares of Class A common stock will begin trading on the NASDAQ National Market System (NM) today under the symbol "AIXD."

Bud Mayo, Chief Executive Officer of ACCESSIT, stated: "The NASDAQ has long been home to many of the world's best-known, fastest growing and most innovative companies and we are excited to be listing ACCESSIT in this distinguished company while benefiting from enhanced trading visibility and liquidity."

ACCESS INTEGRATED TECHNOLOGIES, INC. (ACCESSIT) is the industry leader in offering a fully managed storage and electronic delivery service for owners and distributors of digital content to movie theaters and other venues. Its studio-backed 4,000 screen ongoing deployment of digital systems is the first and the largest of its kind in the world. Supported by a robust platform of fail-safe Internet data centers, ACCESSIT is able to leverage the market-leading role of its Theatrical Distribution System (TDS) with its innovative digital delivery capabilities and in-theatre software systems to provide the highest level of technology available to enable the emerging Digital Cinema industry to transition from film without changing workflows. For more information on ACCESSIT, visit WWW.ACCESSITX.COM.

SAFE HARBOR STATEMENT
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of ACCESSIT officials during presentations about ACCESSIT, along with ACCESSIT's filings with the Securities and Exchange Commission, including ACCESSIT's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "could", "might",
"believes", "seeks", "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by ACCESSIT's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about ACCESSIT, its technology, economic and market factors and the industries in which ACCESSIT does business, among other things. These statements are not guarantees of future performance and ACCESSIT undertakes no specific obligation or intention to update these statements after the date of this release.

                                      # # #
Contact:
Suzanne Tregenza Moore                            Michael Glickman
ACCESSIT                                          The Dilenschneider Group
55 Madison Avenue                                 212.922.0900
Suite 300
Morristown, NJ  07960
973.290.0080
www.accessitx.com